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                                                                      Exhibit 21

               SUBSIDIARIES OF THE REGISTRANT IN FISCAL YEAR 1999








United Kingdom
--------------

         Graham Vacuum and Heat Transfer Limited
              The Forge
              Congleton, Cheshire SW12 4HQ, England

         Graham Precision Pumps Limited
              The Forge
              Congleton, Cheshire SW12 4HQ, England


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